UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 8, 2020

Oyster Point Pharma, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39112	81-1030955
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Carnegie Center, Suite 109

Princeton, New Jersey 08540

(Address, including zip code, of Registrants principal executive offices)

(609) 382-9032

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Michael Ackermann

On October 8, 2020, Oyster Point Pharma, Inc. (the “Company”) announced that Michael Ackermann, Ph.D., the Chairperson of the Company’s board of directors (the “Board”), has decided to resign from the Company’s Board and each of the Compensation Committee and the Corporate Governance and Nominating Committee. The resignation is effective October 8, 2020 and was not the result of any disagreement with the Company.

In connection with Dr. Ackermann’s resignation, Dr. Ackermann and the Company entered into a consulting agreement, dated October 8, 2020, pursuant to which Dr. Ackermann will provide consulting services to the Company effective October 8, 2020.

Appointment of Michael G. Atieh

In connection with Dr. Ackermann’s resignation, the Board appointed Michael Atieh to serve as a director of the Company, effective October 8, 2020. The Company also announced that the Board has unanimously approved the appointment of Mr. Atieh as the Chairperson of the Audit Committee, which was recommended by the Corporate Governance and Nominating Committee. Mr. Atieh will replace Mark Murray as the Chairperson of the Audit Committee. Mr. Atieh’s term will expire at the Company’s 2022 annual meeting of stockholders.

Mr. Atieh has served as a director and chairman of the Audit Committee of Immatics, N.V., a clinical-stage biopharmaceutical company, since July 2020. Mr. Atieh has also served as director of electroCore, Inc., a medical technology company, since June 2018. He is currently Chairman and previously chaired the Audit Committee from June 2018 until September 2018. Mr. Atieh has also served as a director of Chubb Limited, the parent company of the Chubb Group of Companies focused on global insurance and reinsurance services, since January 1990. He currently is a member of the Risk and Finance Committee and previously chaired the Audit Committee from 2012 to 2018. Mr. Atieh also served as Executive Vice President and Chief Financial and Business Officer of Ophthotech Corporation (a biopharmaceutical company) from September 2014 until March 2016. From February 2009 until its acquisition in February 2012, Mr. Atieh was Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals from June 2005 until December 2008. Mr. Atieh has previously served as a director and/or in management roles at a number of life sciences and biotechnology companies including Theravance Biopharma, Inc. Dendrite International, Inc. and Merck & Co. Inc.

There is no arrangement or understanding between Mr. Atieh and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Atieh and any of the Company’s other directors or executive officers. Mr. Atieh does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Atieh will be compensated in accordance with the Company’s outside director compensation policy (the “Policy”). Pursuant to the Policy, Mr. Atieh will be entitled to receive a $40,000 annual retainer for his service on the Board and a $15,000 annual retainer for his service as Chairperson of the Audit Committee, prorated for the portion of the year served. In addition, pursuant to the Policy, on October 8, 2020, Mr. Atieh was granted 19,695 restricted stock units (“RSUs”) in the aggregate. 15,295 RSUs, one-third of which will vest annually over three years, subject to continued service on the Board through each vesting date. 4,400 RSUs, one-eighth of which will vest monthly on the same day of the month until the Company’s annual meeting to be held in 2021 (“Annual Meeting”); provided, however, if all of such RSUs are not fully vested at the Company’s next Annual Meeting, any such remaining RSUs will vest on the date of the Company’s next Annual Meeting, in each case, subject to continued service on the Board through each vesting date. In addition, Mr. Atieh will be eligible for an annual award of restricted stock units pursuant to the terms of the Policy. Mr. Atieh has also entered into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-238194), initially filed with the Securities and Exchange Commission on May 12, 2020.

Appointment of Ali Behbahani as Chairperson of the Board

In connection with Mr. Ackermann’s resignation, on October 8, 2020, the Company announced that the Board unanimously approved the appointment of Ali Behbahani as the Chairperson of the Board.

Appointment of Clare Ozawa as Chairperson of the Corporate Governance and Nominating Committee

On October 8, 2020, the Company announced that the Board unanimously approved the appointment of Clare Ozawa as the Chairperson of the Corporate Governance and Nominating Committee.

Item 7.01	Regulation FD Disclosure.

On October 8, 2020, the Company issued a press release announcing the appointment of Mr. Atieh to the Board, the resignation of Dr. Ackermann from the Board and the appointment of Dr. Behbahani as Chairperson of the Board.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 8, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D. M.M.S. President, Chief Executive Officer and Director

Dated: October 9, 2020